UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

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CECO ENVIRONMENTAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CECO ENVIRONMENTAL CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2008

To the Stockholders of CECO Environmental Corp.

Notice is hereby given that the annual meeting of the stockholders of CECO Environmental Corp. (“CECO” or the “Company”) will be held at Crowne Plaza Hotel, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 21, 2008 at 10:30 A.M., eastern time, for the following purposes:

1. to elect 7 directors;

2. to ratify the appointment of Battelle & Battelle LLP as the independent registered public accounting firm of CECO Environmental Corp. for fiscal year 2008; and

3. to transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on April 8, 2008, are entitled to notice of and to vote at the annual meeting.

Your attention is directed to the accompanying Proxy Statement and proxy.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman of the Board of Directors and Chief Executive Officer

April 16, 2008

April 16, 2008

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2008

The enclosed proxy is solicited by the Board of Directors of CECO Environmental Corp., a Delaware corporation (“CECO”), to be voted at the annual meeting of stockholders to be held at 10:30 a.m. at Crowne Plaza Hotel, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 21, 2008, or any postponement or adjournment thereof (“Annual Meeting”). The mailing address of the principal office of CECO is 3120 Forrer Street, Cincinnati, Ohio 45209. These proxy solicitation materials and CECO’s Annual Report for the year ended December 31, 2007, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 16, 2008.

Who Can Vote

Only stockholders of record at the close of business on April 8, 2008 are entitled to notice of and to vote at the Annual Meeting. As of April 1, 2008, we had 14,900,452 outstanding shares of CECO common stock. Each share of our common stock outstanding on the record date will be entitled to cast one vote.

Revocability of Proxies

A stockholder returning a proxy may revoke it at any time prior to exercise of the proxy at the Annual Meeting by executing and delivering a later-dated proxy which is voted at the Annual Meeting, by voting in person at the Annual Meeting or by delivering written notice to the Secretary of CECO at any time before the proxy is exercised. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If you hold shares through a bank or brokerage firm, you must contact the firm to revoke any prior voting instructions.

Quorum Required

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

Required Vote to Elect Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the 7 nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted. Unless indicated otherwise by your proxy, the shares will be voted for the 7 nominees named in this proxy statement. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

Required Votes to Pass Other Proposals

In order to ratify the selection of Battelle & Battelle LLP as the independent registered public accounting firm of CECO, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For this proposal, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved the proposal.

Other Information

Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the election of directors and ratifying Battelle & Battelle LLP as our independent registered public accounting firm. If no instructions are indicated on a duly executed and returned proxy, the shares represented by the proxy will be voted FOR the ratification of the 7 nominees for director proposed by the Board of Directors and set forth herein, and FOR the ratification of the appointment of Battelle & Battelle LLP as the independent registered public accounting firm of CECO for fiscal year 2008, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

PROPOSAL I

ELECTION OF DIRECTORS

Directors and Nominees

The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the 2009 annual meeting of stockholders and until their successors are elected and qualify, are set forth below. All nominees are currently CECO directors. If, for any reason, any nominee should become unable or unwilling to serve as a director, the persons named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors.

Each of our directors other than Mr. Blum, Mr. Jason DeZwirek, and Mr. Phillip DeZwirek qualify as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table shows information as of April 1, 2008 with respect to each person who is a director.

Name	Age	Position
Phillip DeZwirek	70	Chief Executive Officer, Chairman of the Board and Director
Richard J. Blum	61	President and Director
Jason DeZwirek	37	Secretary and Director
Arthur Cape[1]	71	Director
Thomas J. Flaherty[2]	70	Director
Ronald Krieg[1]	65	Director
Donald Wright[1,2]	70	Director

[1]	Member of the Audit Committee
[2]	Member of the Compensation Committee

Phillip DeZwirek became a director, the Chairman of the Board and the Chief Executive Officer of the Company in August 1979. Mr. DeZwirek also serves as a member of the boards of directors of the Company’s subsidiaries. In addition to serving as our Chief Executive Officer, Chairman and Treasurer, Mr. DeZwirek’s principal occupations during the past five years have been serving as President of Can-Med Technology, Inc. d/b/a Green Diamond Oil Corp. (“Green Diamond”) (since 1990) and a director and the Chairman, Chief Executive Officer and Treasurer of API Electronics Group, Corp. (since May 2002) and a director and the Chairman of its parent, API Nanotronics Corp. (since November 2006), a publicly traded company (OTCBB:APIO) engaged in the manufacture of electronic components and systems for the defense and communications industries. Mr. DeZwirek is also involved in private investment activities. Mr. DeZwirek is the father of Mr. Jason DeZwirek.

Richard J. Blum became the President and a director of the Company on July 1, 2000 and the Chief Executive Officer and President of CECO Group, Inc. on December 10, 1999. Mr. Blum has been a director of The Kirk & Blum Manufacturing Company (“Kirk & Blum”) since February 28, 1975. Mr. Blum also serves as Chief Executive Officer of the Company’s subsidiaries Effox, Inc. and GMD Environmental Technologies, Inc., and serves on the boards of directors of the Company’s subsidiaries. Mr. Blum is also a director of The Factory Power Company, a company of which CECO owns a minority interest and that provided steam energy to various companies, including CECO. Mr. Richard Blum is the brother of Mr. David Blum.

Jason DeZwirek, the son of Phillip DeZwirek, became a director of the Company in February 1994. He became Secretary of the Company on February 20, 1998. He also serves as a member of the boards of directors of the Company’s subsidiaries. Mr. DeZwirek’s principal occupation since October 1999 has been as an officer and director of Kaboose Inc., an online media company servicing the children and family markets that trades on the Toronto Stock Exchange (TSX:KAB). Mr. DeZwirek currently serves as Chairman and Chief Executive Officer of Kaboose Inc. Mr. DeZwirek also is a director and the Secretary of API Nanotronics Corp. (OTCBB:APIO), a publicly traded company engaged in the manufacture of electronic components and systems for the defense and communications industries.

Arthur Cape has served as a director since May 25, 2005. He has also served on the Audit Committee since such date. Mr. Cape has served the manufacturing industry for over 30 years. Since 1991 he has served as Director of International Sales for Shymac Innovative Marketing, located in Montreal, Canada, and Director of Sales for AJB Continental, located in San Antonio Texas. Shymac Innovative Marketing manufactures brushes and AJB Continental is a distributor of brushes. Mr. Cape also acts as a consultant for several factories in China in the manufacturing and injection molding of plastic articles. He has been active in youth awareness programs and has served on various youth committees in Canada.

Thomas J. Flaherty became a director of the Company on May 10, 2004. He has served on our Compensation Committee since December 1, 2005. Mr. Flaherty retired as COO and Board member of Fairchild Corp. in 1999. He spent forty years in various major industrial and aerospace corporations with worldwide responsibilities. His primary expertise is in operations, and in addition to serving as COO of Fairchild, has served as President and COO of IMO Industries, CEO, President and Board member of Transnational Industries, Senior Vice President of Pratt & Whitney, and Executive Vice President of Hamilton Standard, both divisions of United Technologies. He has served on boards both in the United States and internationally and is currently sitting on four boards of not-for-profit companies.

Ronald E. Krieg has served as a director of CECO since April 20, 2005. Mr. Krieg has served on the Audit Committee since such time and, as of July 11, 2005, has served as Chairman of the Audit Committee. Mr. Krieg is a Certified Public Accountant and has been an audit partner of Jackson, Rolfes, Spurgeon & Co. since August 1, 2004. From 1965 through July 31, 2004, he was with Grant Thornton LLP, other than for two years when he served in the United States Marine Corps. He became a partner of Grant Thornton LLP in 1978. Mr. Krieg has spent nearly 40 years in the practice of public accounting with a national firm, with considerable experience in the areas of Sarbanes-Oxley and internal auditing. He is a past president of the Cincinnati Chapter of the Institute of Internal Auditors and has served on its Board of Governors for over 30 years. He also has served as a director of Pomeroy IT Solutions, Inc. a public company that trades on the Nasdaq Global Market under the symbol PMRY since December 9, 2005, and serves on its Audit Committee.

Donald A. Wright became a director of CECO on February 20, 1998. Mr. Wright has also been a member of the Audit Committee since February 20, 1998 and the Compensation Committee since its formation on December 1, 2005. Mr. Wright has been a principal of and real estate broker with The Phillips Group in San Diego, California, a company which is a real estate developer and apartment building syndicator, since 1992. From November 1996 through January of 2005, Mr. Wright served as a real estate broker with Prudential Dunn Realtors in Pacific Beach, California. Since January 2005, he has been an associate real estate broker with One Source Realty GMAC in San Diego California, which was purchased by Coldwell Banker Residential Brokerage in July 2007. On February 15, 2006, Mr. Wright became a director of Rubincon Ventures Inc., now known as API Nanotronics Corp. (OTCBB:APIO).

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. The Board of Directors recommends a vote “for” approval of the election of the nominees named herein as directors.

Board of Directors and Its Committees

During the fiscal year ended December 31, 2007, the Board of Directors held 3 meetings. All directors other than Jason DeZwirek attended at least 75% of the meetings of the Board of Directors and the Committees on which they served during the fiscal year ended 2007. Mr. Jason DeZwirek missed one meeting, which was the 2007 annual meeting. All other six directors attended the 2007 annual meeting. During such period, action also has been taken by unanimous written consent of the Board of Directors. The independent directors held two meetings in 2007 and, in accordance with Nasdaq rules, the independent directors will continue to have separate scheduled meetings without the non-independent directors present.

Audit Committee

The Company has a separately designated Audit Committee, as defined in §3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Audit Committee are Directors Wright, Krieg and Cape. Director Krieg serves as Chairman of the Audit Committee. The Board of Directors has determined that Director Krieg qualifies as an audit committee financial expert as described by Item 407(d)(5) of Regulation S-K of the Exchange Act and that each of the Audit Committee members is independent under the applicable Nasdaq listing standards. The Audit Committee held six meetings in 2007. During 2007 action also has been taken by written consent of the Audit Committee. See the Audit Committee Report below.

Compensation Committee

Our Compensation Committee is comprised of Directors Flaherty and Wright. The Compensation Committee operates under a written charter, which can be found attached as Exhibit A to our Proxy Statement for our 2007 annual meeting. The Compensation Committee held two meetings in 2007 and has also taken action by unanimous written consent during such period. The primary purpose of the compensation committee is to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and to approve or make recommendations to the Board with respect to the compensation of our other executive officers. The Compensation Committee also administers the Company’s 2007 Equity Incentive Plan. The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled “Executive Compensation” below. See the Compensation Committee Report and the Compensation Discussion and Analysis in the section entitled “Executive Compensation” below.

Nomination Process

The Company does not have a standing nominating committee. The Board of Directors does not believe that it is necessary to form a standing nominating committee given that we require director nominees to be selected, or be recommended for the Board of Directors’ selection, by a majority of the independent members of the Board of Directors.

In lieu of a nominating committee charter, the Board of Directors adopted a board resolution on September 28, 2004, which addresses the director nomination process. A copy of the director nomination process is attached as Exhibit A to this proxy statement.

We also have adopted a policy with respect to director candidates recommended by stockholders. The independent directors will consider director candidates recommended by stockholders for inclusion on the slate of directors recommended to the Board of Directors. Any stockholder may submit one candidate for consideration at each stockholder meeting at which directors are to be elected. Stockholders wishing to recommend a candidate must submit the recommendation no later than one hundred and twenty (120) days before the date our proxy statement is released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if we did not hold any annual meeting in the previous year, or if the date of the next annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before we begin to print and mail our proxy materials, but in no event less than ninety (90) days prior to such mailing. Recommendations must be sent to the following address: CECO Environmental Corp., 3120 Forrer Street, Cincinnati, OH 45209, Attention: Secretary.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

•	All information about the candidate that we would be required to disclose in a proxy statement in accordance with the rules of the Securities Exchange Act of 1934 (the “Exchange Act”).

•	Certification from the candidate that he or she meets the requirements to be (a) independent under the Nasdaq standards and (b) a non-management director under the Exchange Act.

•	Consent of the candidate to serve on the Board of Directors, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for our directors.

The independent directors will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board of Directors from time to time. The independent directors will determine whether to interview any candidate.

When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors, including the independent Board members, include:

•

Whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of CECO.

•	Whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•

The contribution that the person can make to the Board of Directors, with consideration being given to the person’s business experience, education and such other factors as the Board of Directors may consider relevant.

•	The character and integrity of the person.

Shareholder Communications with Directors

The Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors for matters other than director nominations. Stockholders who would like to communicate with the Board of Directors, or a committee of the Board of Directors, should send the communication to: Chairman of the Board, CECO Environmental Corp., 505 University Avenue, Suite 1400, Toronto, Ontario M5G 1X3.

Mr. Phillip DeZwirek will forward such communications to the Board of Directors at or prior to the next meeting of the Board of Directors. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board of Directors or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

Report of the CECO Board of Directors Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of CECO’s financial reporting process and approval of the services provided CECO by its auditors. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists. The Audit Committee’s purposes are more fully described in its Charter, which the Board adopted in its current form on June 1, 2007, a copy of which is attached as Exhibit B to this proxy statement.

The Audit Committee has reviewed and discussed the audited financial statements of CECO for the fiscal year ended December 31, 2007, with CECO’s management and has discussed with Battelle & Battelle LLP, CECO’s independent registered public accounting firm (the “Auditors”) the matters required to be discussed by the statement on Auditing Standards No. 61, as amended. In addition, the Auditors have provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed the Auditors’ independence with the Auditors.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in CECO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Audit Committee

Ronald E. Krieg, Chairman

Arthur Cape

Donald A. Wright

Security Ownership of Certain Beneficial Owners

The following table sets forth the name and address of each beneficial owner known by CECO to be beneficial owner of more than five percent (5%) of CECO’s common stock as of April 1, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Common Stock Beneficially Owned	Percent of Total Common Shares Outstanding[1]
Phillip DeZwirek[2,4] Chief Executive Officer and Chairman of the Board 505 University Avenue Suite 1400 Toronto, Ontario M5G 1X3	2,158,390	14.2%

Jason DeZwirek[3,4] Secretary 247 Erskine Avenue Toronto, Ontario M4P 1Z6	2,707,693	17.9%

Icarus Investment Corp.[4] 505 University Avenue Suite 1400 Toronto, Ontario M5G 1X3	1,707,693	2.5%

Harvey Sandler Revocable Trust[5] 21170 NE 22nd Court North Miami Beach FL 33180	1,475,343	9.9%

Jeffrey L. Gendell[6] 55 Railroad Avenue Greenwich, Connecticut 06830	1,196,274	8.0%

Unicredeto Italiano S.p.A7 Piazza Cordusio 2, Milan, Italy, 20123	977,864	6.6%

State Teachers Retirement Board of Ohio[8] 275 East Broad Street Columbus, OH 43215	800,000	5.4%

Friess Associates LLC[9] 115 E. Snow King Jackson, WY 83001	752,000	5.0%

[1]

Based upon 14,900,452 shares of our common stock outstanding as of March 10, 2008. For each named person, this percentage includes common stock of which such person has the right to acquire beneficial ownership either currently or within 60 days of April 1, 2008, including, but not limited to, upon the exercise of an option or warrant; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other person.

[2]

Includes 100,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. DeZwirek maintains sole voting power with respect to such unvested shares. Includes shares beneficially owned by Icarus Investment Corp. (“Icarus”) and Green Diamond. Please see footnote 4.

[3]	Includes shares beneficially owned by Icarus and Green Diamond. Please see footnote 4.
[4]

Includes 123,333 shares of our common stock owned by Green Diamond and 250,000 shares of common stock that may be purchased pursuant to warrants granted to Green Diamond on December 28, 2006. Icarus owns 50.1% of the outstanding shares of Green Diamond. Icarus is owned 50% by Phillip DeZwirek and

50% by Jason DeZwirek. Mr. Phillip DeZwirek and Mr. Jason DeZwirek are deemed to have shared voting and investment control over the shares beneficially owned by Icarus, including the shares of common stock beneficially owned by Green Diamond. Ownership of our shares of common stock owned by Icarus, including the shares of common stock beneficially owned by Green Diamond, is attributed to both Phillip DeZwirek and Jason DeZwirek.

[5]

This information was obtained from a Form 4/A filed with the SEC on October 9, 2007. Harvey Sandler, as the sole trustee of the trust is deemed to have sole voting and dispositive control over these shares.

[6]

This information is derived from a Schedule 13G/A filed February 1, 2008 with the SEC jointly by Jeffrey L. Gendell, Tontine Overseas Associates, L.L.C., Tontine Capital Partners, L.P., and Tontine Capital Management, L.L.C. According to the Schedule 13G/A, (i) 196,600 common shares are directly owned by Tontine Capital Overseas Master Fund, L.P., of which Tontine Overseas Associates, L.L.C. serves as investment manager and has shared voting and dispositive power, and (ii) 999,674 common shares are directly owned by Tontine Capital Partners, L.P., of which Tontine Capital Management, L.L.C. is the general partner and has shared voting and dispositive power. The Schedule 13G/A states that Jeffrey L. Gendell is the managing member of Tontine Capital Management, L.L.C. and Tontine Overseas Associates, L.L.C. and, in that capacity, directs their operations and has shared voting and dispositive power with respect to all 1,196,274 common shares owned by Tontine Capital Overseas Master Fund, L.P. and Tontine Capital Partners, L.P.

[7]

This information was obtained from a Schedule 13G/A filed with the SEC on February 1, 2008. According to the Schedule 13G/A, Pioneer Funds- Global Ecology, an open-end investment fund, has an ownership interest in such shares, and Unicredeto Italiano S.p.A. has sole voting and dispositive power with respect to the shares.

[8]	This information was obtained from a Schedule 13G filed with the SEC on January 25, 2008, in which it reported sole voting and dispositive power with respect to such shares.
[9]	Friess Associate LLC possesses sole voting and dispositive control over the shares. This information was obtained from a Schedule 13G filed with the SEC on February 14, 2008.

Security Ownership of Management

The following table sets forth the beneficial ownership of CECO’s common stock as of April 1, 2008, for each director, each executive officer, and by all directors and executive officers of CECO as a group.

Name of Beneficial Owner	Number of Shares of Common stock Beneficially Owned	Percent of Total Common Shares Outstanding[1]
Phillip DeZwirek[2]	2,158,390	14.2%
Jason DeZwirek[3]	2,707,693	17.9%
Richard J. Blum[4]	287,741	1.9%
David D. Blum[5]	187,375	1.2%
Thomas J. Flaherty[6]	42,105	*
Donald A. Wright[7]	52,400	*
Dennis W. Blazer[8]	51,833	*
Ronald E. Krieg[9]	22,000	*
Arthur Cape[10]	15,000	*
Officers and Directors as a group (9 persons)	3,806,844	24.3%

*	Less than 1%
[1]	See Note 1 to the foregoing table.
[2]	See Notes 2 and 4 to the foregoing table.
[3]	See Notes 3 and 4 to the foregoing table.
[4]

Includes 224,000 shares of our common stock that Mr. Richard Blum has the right to purchase pursuant to a warrant granted to Mr. Richard Blum on December 7, 1999 and 25,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Blum October 5, 2001. Also includes 5,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blum maintains voting power with respect to such unvested shares.

[5]

Includes 168,000 shares of our common stock that Mr. David Blum has the right to purchase pursuant to a warrant granted to Mr. David Blum on December 7, 1999. Also includes 3,750 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blum maintains voting power with respect to such unvested shares.

[6]

Includes (i) 30,105 shares of our common stock Mr. Flaherty has the right to purchase pursuant to options granted to Mr. Flaherty on May 10, 2004, (ii) 5,000 shares of our common stock that may be purchased pursuant to options granted January 5, 2005, and (iii) 5,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Flaherty maintains voting power with respect to such unvested shares.

[7]

Includes (i) 15,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Wright on January 5, 2005 and (ii) 5,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Wright maintains voting power with respect to such unvested shares.

[8]

Includes 3,333 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Blazer maintains voting power with respect to such unvested shares.

[9]

Includes (i) 15,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Krieg on April 20, 2005 and (ii) 5,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Krieg maintains voting power with respect to such unvested shares.

[10]

Includes (i) 5,000 shares of our common stock that may be purchased pursuant to options granted to Mr. Cape on May 25, 2005 and (ii) 5,000 shares of our common stock that may be purchased pursuant to options granted June 21, 2006. Also includes 2,000 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date of such shares, however, Mr. Cape maintains voting power with respect to such unvested shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of Section 16(a) reports and any written representation made to us, the Company believes that all such required filings for 2007 were made in a timely manner.

Certain Transactions

Since January 1, 2007, the following transactions have occurred in which persons who, at the time of such transactions, were directors, officers or owners of more than 5% of our common stock, had a direct or indirect material interest.

We reimburse Green Diamond $10,000 per month for use of the space and other office expenses of our Toronto office. Green Diamond is owned 50.1% by Icarus Investment Corp., which is controlled by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of the Company, and Jason DeZwirek, the Secretary and a director of the Company.

During the fiscal year ended December 31, 2007, we paid fees of $340,000 to Green Diamond for management consulting services. The services were provided by Phillip DeZwirek, the Chief Executive Officer and Chairman of the Board of CECO, through Green Diamond. Such amount is included as compensation paid to Mr. DeZwirek under “Executive Compensation.” The consulting fees are currently being paid to Green Diamond under a Consulting Agreement dated March 26, 2007, which is further described under the section entitled “Executive Compensation.”

In connection with a public offering (the “Offering”) of 1,000,000 shares of common stock, the Company registered on a Registration Statement on Form S-3, 1,250,000 shares of common stock underlying warrants held by Phillip DeZwirek, 598,666 shares of common stock held by Jason DeZwirek, 224,000 shares of common stock underlying warrants held by Richard Blum, 167,000 shares of common stock underlying warrants held by David Blum, and 108,500 shares of common stock underlying warrants held by Lawrence Blum. The Company paid the expenses of the Offering, other than the underwriting discounts attributable to the selling stockholders’ shares.

Lawrence Blum, a brother of Richard Blum, our President, and David Blum, our Senior Vice President, is a Vice President of Kirk & Blum. Mr. Lawrence Blum’s salary in 2007 was $134,000, which is comparable to the salaries of our other officers at a similar level.

In December 1999, Green Diamond provided us $4,000,000 of subordinated debt evidenced by a promissory note (the “First GD Note”). On September 30, 2003, Green Diamond provided an additional $1,200,000 of subordinated debt as evidenced by a promissory note (the “Second GD Note” and together with the First GD Note, the “Notes”). The maturity dates of the Notes were extended on December 28, 2006 to July 1, 2008. The maturity dates of the Notes were further extended to January 31, 2010, pursuant to a Fourth Amended and Restated Promissory Note in the principal amount of $1,200,000 and a Sixth Amended and Restated Replacement Promissory Note in the principal amount of $4,542,270, both dated March 26, 2007. In May 2007, we used a portion of the proceeds from the Offering to repay the Notes in full in an aggregate approximate amount of $5.7 million, including principal and interest.

Our Code of Ethics applies to all of our employees and directors and requires such individuals to discuss any possible conflicts of interest with our Compliance Officer. Conflicts of interest are defined to include situations where officers and directors or their family members have interests in our customers or suppliers. In addition, any related party transaction that is required to be disclosed in this Proxy statement is reviewed and approved or ratified by the Audit Committee, in accordance with the Audit Committee Charter.

The Audit Committee Charter does not specify what the Audit Committee must consider in its review of related party transactions. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee may consider:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the Audit Committee deems appropriate.

Executive Compensation

Compensation Discussion and Analysis

Throughout this Proxy Statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee oversees our compensation programs, with particular attention to the compensation for its chief executive officer, president and the other named executive officers. It is the responsibility of the Compensation Committee to review and approve or, as the case may be, recommend to the Board of Directors for approval, changes to our compensation policies and benefits programs, to recommend and approve stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its shareholders and is properly implemented and monitored.

The day-to-day administration of savings plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by our human resources and finance department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

Compensation Policy and Processes

The principle objective of our compensation program is to attract, motivate, and retain and reward highly qualified persons who are committed to the achievement of solid financial performance and excellence in the management of the Company’s assets. The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals by the Company and to align named executive officers’ interests with those of the Company’s shareholders. The Compensation Committee accomplishes this by providing competitive compensation designed to link executive compensation to the Company’s financial and operational performance, as well as rewarding overall high performance of its named executive officers, with the ultimate objective of increasing shareholder value. The Compensation Committee evaluates compensation against individual performance and external market factors to ensure that we maintain our ability to attract and retain key executive talent. To that end, total compensation is comprised of a base salary plus short-term and long term incentive compensation, including performance based bonuses, based on the Company’s financial performance and other factors including achievement of individual goals. Individual non-performance bonuses are also part of overall compensation from time to time based on an individual’s special efforts. The Compensation Committee also reviews salaries of similar sized companies in the region to ensure that the named executive officers are being paid overall compensation commensurate with their regional peers.

Role of Executive Officers in Compensation Decisions

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual and long-term incentive-based non-cash executive compensation to motivate the named executive officers to achieve the business goals set by the Company and to reward the named executive officers for achieving such goals. These goals include an individual performance goal as well as overall company performance goals. The Compensation Committee from time to time relies upon recommendations made by the Company’s management, and in particular, the Chief Executive Officer, regarding compensation for named executive officers other than the chief executive officer. The Compensation Committee reviews and approves, or, if the situation warrants, recommends to the full Board of Directors for approval, all new executive compensation programs, including those for the named executive officers. As part of its review and establishment of the performance criteria and compensation of our named executive officers, the Compensation Committee meets separately at least once on an annual basis with the chief executive officer and other executives as it deems appropriate. The chief executive officer and such other executives as the chief executive officer deems appropriate annually review the performance of each of the named executive officers of the Company (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual stock-based award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Setting Executive Compensation

The Compensation Committee evaluates the performance of the chief executive officer and the other named executive officers and, based on such evaluation, reviews and approves the annual salary, bonus, long-term stock-based compensation and other material benefits, direct and indirect, of the chief executive officer and other named executive officers. In determining appropriate base salary levels, consideration is given to the named executive officer’s impact level, scope of responsibility, past accomplishments, and other similar factors. The Compensation Committee also considers salaries of regional peers to ensure that the Company’s base salaries are competitive.

The chief executive officer generally receives a base amount of compensation in the form of consulting fees through Green Diamond under a Consulting Agreement, and has not participated in the performance bonus programs in which other named executive officers have participated. In determining the chief executive officer’s base amount of compensation and bonuses, the Compensation Committee considers the status of the chief executive officer as the Company’s most senior officer and the important role he has in establishing our corporate strategy and achieving overall corporate goals. The chief executive officer’s overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to our strategic direction and financial and operational results.

Long-Term Equity Compensation

The Company believes that granting stock-based awards provides named executive officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company also believes that the practice of granting stock-based awards is important in retaining and recruiting the key talent necessary to ensure the Company’s continued success.

To that end, in April 2007, the Compensation Committee approved, and recommended for the Board of Director’s approval, a 2007 Equity Incentive Plan (the “2007 Equity Plan”). The 2007 Equity Plan was approved by the Board of Directors on April 12, 2007 and adopted by the stockholders on May 23, 2007. The 2007 Equity Plan permits us to grant stock awards as well as option awards. The Compensation Committee believes that this gives the Company more flexibility in designing its overall compensation packages. The 2007 Equity Plan is designed to promote the long-term financial interests and growth of the Company by attracting and retaining management with the ability to contribute to the success of the business, by providing an opportunity for increased equity ownership by named executive officers and by maintaining competitive levels of total compensation. In addition, to the extent the awards or portions of the awards vest over time, equity awards may serve to promote retention of the grantees of equity awards. The Compensation Committee administers the 2007 Equity Plan.

Under the 2007 Equity Plan, awards may be restricted stock grants, bonus stock grants without restrictions, non-qualified stock options or incentive stock options. The restrictions on awards may be based on performance and/or time vesting. Prior to the adoption of the 2007 Equity Plan, it was the policy of the Compensation Committee to grant incentive stock options for all eligible employees granted options, as incentive to provide the employees with a enhanced tax benefit over non-qualified stock options. Since the adoption of the 2007 Equity Plan, the Compensation Committee has issued restricted stock in lieu of options as it agreed with management’s observation that value was not being delivered to participants as compared to the cost of option grants. Because options resulted in increased expense on the Company’s income statement, shareholders were paying for the stock options through reduced earnings; however, participants were not realizing the same gains in compensation value.

In October 1997, the Company adopted a 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was replaced with the 2007 Equity Plan. The 1997 Plan remains in effect solely for the purpose of the continued administration of the options currently outstanding under the 1997 Plan, of which there were 330,105 as of December 31, 2007.

The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers.

2007 Executive Compensation Components

For fiscal 2007, the principal components of compensation for named executive officers were:

•	base salary;

•	restricted stock performance bonus;

•	stock bonus;

•	stock-based compensation in the form of restricted stock; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for the expertise and value they bring to their jobs. Base salary is determined for each named executive officer based on his or her position and responsibility by taking into account the named executive officer’s impact level, scope of responsibility, prior experience, past accomplishments, and other similar factors.

Salary levels are reviewed and approved by the Compensation Committee annually as well as upon a promotion or other change in job responsibility. Salary levels, including any increase thereof, of named executive officers are reviewed annually and are based on the Compensation Committee’s evaluation of the individual’s strengths, development and expected future contributions with respect to the corporate goals and objectives relevant to the individual’s compensation, including individual performance. This review typically takes place mid-fiscal year. In addition, the Compensation Committee compares the base salaries of the named executive officers to ensure internal equity, and compares their salaries to the base salaries of peers in the regional area to ensure competitiveness.

Restricted Stock Performance Bonus

Starting in 2006, the Compensation Committee determined that certain named executive officers should be granted a bonus based on the achievement of performance goals, consisting of both objective financial targets and personal performance targets. Under the 2006 Executive Incentive Plan (the “2006 Bonus Plan”), the bonuses were paid in cash.

The Compensation Committee determined to issue the 2007 bonus awards as restricted stock subject to performance goals instead of cash. The objectives of issuing restricted stock shares subject to performance goals, which tie back to the principal compensation objective, are to optimize profitability and growth through incentives that link the personal interests of participants to those of shareholders, to provide participants with an incentive for excellence in individual performance, to promote teamwork among participants, and to encourage stock ownership in the Company. Further, equity-based compensation ensures that executive officers have a continuing stake in the Company’s long-term success. Participants holding restricted shares have the same rights as all shareholders, including the right to vote the restricted shares.

The Compensation Committee selected the named executive officers to be granted awards under 2007 Equity Plan, determined the performance goals (the “2007 Bonus Plan”), and determined whether objectives and conditions for earning awards were met. The Compensation Committee established and approved performance targets for 2007 based on certain objective criteria and on subjective individual goals established by the participant, management, and the Compensation Committee. The restricted stock grants vest depending on whether the performance targets are met. Certain of the restricted stock grants are subject to further time vesting. The Compensation Committee is responsible for verifying that the specified performance targets were achieved.

For 2007, the Compensation Committee selected President Richard J. Blum, CFO and Vice President-Finance and Administration Dennis W. Blazer, and Senior Vice President David D. Blum to receive restricted stock performance shares under the 2007 Bonus Plan. There were three components to the 2007 Bonus Plan performance targets: two quantitative targets based on achievement of a Company financial goal and one target based on achievement of an individual goal. The Compensation Committee considered these to be goals, described below, that would be challenging but achievable with effort and skill. On June 5, 2007, the restricted stock shares were issued to each of the participating officers in an amount equal to approximately 50% of their respective base salaries for 2007, assuming all targets were met, based on the value of stock on date of grant.

The first objective bonus was based on whether the amount of actual income from operations, before executive bonuses (“IFOBEB”) not including the Effox, Inc. operations or a specific large project at the H. M. White, Inc. (“Original IFOBEB”), exceeded the target amount of $6.0 million. The second financial objective was based on whether IFOBEB for 2007, including the financial results of all of the Company’s operations (the “Total IFOBEB”), exceeded $10.5 million. Management, including the chief executive officer, consulted with the Compensation Committee to determine the individual performance objectives used to determine the individual goals. The individual performance targets for 2007 for the participating executive officers included the transition of the Company to an enterprise management system, the identification of appropriate acquisition targets, and the initiation of a Mexico business operation.

Total IFOBEB is determined by taking Income from Operations, as determined under general accepted accounting principals and adding back any deductions from executive incentive compensation. Original IFOBEB for 2007 was calculated by subtracting income that can be allocated to Effox operations and a significant contract from H.M White from Income from Operations, and adding any deductions from executive incentive compensation.

In 2007, the participating named executive officers were to receive:

•	If the amount of the Original IFOBEB was in excess of $6.0 million, 40% of the shares of restricted stock would vest on March 31, 2008.

•	If the amount of the Total IFOBEB was in excess of $10.5 million, 40% of the shares of restricted stock would vest in three equal annual installments commencing March 31, 2008.

•

Upon achievement of their respective personal performance objectives, up to 20% of the restricted shares would vest in three annual equal installments, commencing March 31, 2008. The Compensation Committee has discretion to approve any, all or a portion of the shares relating to the personal goals.

Therefore, if all goals were fully achieved in 2007, as determined by the Compensation Committee, 60% of the shares of restricted stock would vest on March 31, 2008, 20% would vest on March 31, 2009, and 20% would vest on March 31, 2010.

As with the annual base salary, the Compensation Committee annually evaluates each named executive officer’s performance with respect to the approved corporate goals and objectives relevant to the individual’s compensation, including annual performance objectives. In March 2008, after the certification of the fiscal year financial results by the external auditors, the Compensation Committee considered the awards to executive officers under the 2007 Bonus Plan. Based on achievement of in excess of the target of $6 million of Original IFOBEB, $10.5 million of Total IFOBEB, and a review of Mr. Richard Blum, Mr. David Blum and Mr. Blazer’s performances of their respective individual performance objectives in 2007, the Committee approved the maximum bonus amounts under the 2007 Bonus Plan. Accordingly, 60% of the shares of restricted stock granted on June 5, 2007 vested on March 31, 2008.

Stock Bonus

From time to time, the Compensation Committee will evaluate the overall performance of named executive officers to determine if past performance or special efforts by an individual is deserving of an additional cash or equity bonus. The Compensation Committee will review such factors as overall Company performance and an individual’s contribution to such performance. The bonuses are designed to reward past performance and, since the implementation of the 2007 Equity Plan, and the establishment of the annual performance objectives, described below, have not been a significant portion of overall compensation. However, the Compensation Committee believes that rewarding exemplary performance with discretionary bonuses provides additional incentives to executives and remains a minor but valuable component of compensation.

In 2007, the Compensation Committee granted Dennis Blazer, our Chief Financial Officer, 1,000 shares of stock under the 2007 Equity Plan as a bonus in appreciation of his efforts in connection with the Company’s Offering. No cash bonuses were granted to the named executive officers in 2007.

Stock Based Compensation in the Form of Restricted Sock

The Compensation Committee will also evaluate, from time to time, the overall performance of named executive officers to consider the grant of compensation in the form of restricted stock without performance goal restrictions. Factors include, as with stock bonuses, past performance, overall Company performance and an individual’s contribution to such performance.

In 2007, the Compensation Committee granted 100,000 restricted shares of stock to Mr. Phillip DeZwirek, our Chief Executive Officer, in recognition of his past and continuing service to the Company, his contributions to the Company’s strategic planning, including his role in the successful completion of the Offering, and to provide, as with the performance restricted stock grants, an incentive that links his interests to those of the stockholders and ensures that he had a continuing stake in the Company’s long-term success. The issuance of the restricted stock to Mr. DeZwirek also assists in achieving internal equity among the named executive officers. The shares of restricted stock granted to Mr. Phillip DeZwirek vest in three equal installments, commencing July 2, 2008.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include car allowances and payment of life insurance premiums.

Kirk & Blum, one of our subsidiaries, sponsors a 401(k) retirement plan for our employees. Pursuant to the plan, the Company matches contributions each pay period at 50% of the employee’s contributions up to 6% of an employee’s compensation. The named executive officers may participate in the 401(k) plan on the same terms as the rest of our employees.

Attributed costs of the perquisites described above for the named executive officers for fiscal 2007 are included in column “All Other Compensation” of the Summary Compensation Table in the Executive Compensation section.

Summary Compensation Table for Fiscal 2006 and 2007

The following table summarizes the total compensation paid to or earned by each of the named executive officer for fiscal year 2007.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards[1] ($)	Option Awards[2] ($)	Non-Equity Incentive Plan Compensation[3] ($)	All Other Compensation ($)		Total ($)
PEO-Phillip DeZwirek Chairman of the Board & Chief Executive Officer	2007	$340,000	[4]	—	$192,667	—	—	—		$532,667
	2006	$340,000		—	—	—	—	—		$340,000

PFO-Dennis W. Blazer Vice President-Finance & Administration and Chief Financial Officer	2007	$220,000		—	$52,424	$55,105	—	$18,625	[5]	$346,154
	2006	$200,085		$10,000	—	$43,641	$79,496	$15,644	[6]	$348,866

Richard J. Blum President	2007	$315,000		––	$59,605	—	—	$22,044	[7]	$396,649
	2006	$313,606		$10,000	—	—	$136,634	$23,606	[8]	$483,846

David D. Blum Senior Vice President	2007	$236,500		—	$44,703	—	—	$22,044	[9]	$303,247
	2006	$235,627		$10,000	—	—	$99,370	$19,608	[10]	$364,605

[1]

Represents the compensation costs of stock awards for financial reporting purposes, excluding the impact of estimated forfeitures related to service based vesting conditions, for the referenced year under the Statement of Financial Accounting Standard No. 123 (Revised 2004) Share Based Payments (“FAS 123R”), rather than the amount paid to or realized by the named executive officer. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of our stock awards. There were no forfeitures in 2007.

[2]

Represents the compensation costs of stock options for financial reporting purposes, excluding the impact of estimated forfeitures related to service based vesting conditions, for the referenced year under FAS 123R, rather than the amount paid to or realized by the named executive officer. The amounts thus include amounts from awards granted in and prior to the referenced year. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2007 and December 31, 2006 for the relevant assumptions used to determine the valuation of our option awards. There were no forfeitures in 2006 or 2007.

[3]	Amounts represent incentive bonuses earned under the 2006 Bonus Plan.
[4]

Includes amounts paid to Green Diamond for consulting services. Mr. DeZwirek is deemed to control Green Diamond. Green Diamond also receives reimbursement for Company office space and expenses in Toronto in the amount of $10,000 per month, however, the Company does not deem that to be compensation paid to Mr. DeZwirek. See Certain Transactions above.

[5]

Represents Company contribution of $7,750 to our 401(k) plan on behalf of Mr. Blazer, $2,544 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $8,331 car allowance.

[6]	Represents Company contribution of $5,559 to our 401(k) plan on behalf of Mr. Blazer, $1,754 of insurance premiums paid for term life insurance for his benefit and a $8,331 car allowance.
[7]

Represents Company contribution of $7,750 to our 401(k) plan on behalf of Mr. Richard Blum, $2,544 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $11,750 car allowance.

[8]	Represents Company contribution of $7,500 to our 401(k) plan on behalf of Mr. Richard Blum, $4,356 of insurance premiums paid for term life insurance for his benefit and a $11,750 car allowance.
[9]

Represents Company contribution of $7,750 to our 401(k) plan on behalf of Mr. David Blum, $2,544 of insurance premiums paid for term life and long-term disability insurance for his benefit and a $11,750 car allowance.

[10]	Represents Company contribution of $6,481 to our 401(k) plan on behalf of Mr. David Blum, $1,377 of insurance premiums paid for term life insurance for his benefit and a $11,750 car allowance.

In 2006, the Compensation Committee and the Board of Directors approved employment agreements with Mr. Richard Blum and Mr. David Blum and a consulting agreement with Green Diamond, through which Mr. Phillip DeZwirek provides services to the Company. The term of each of the employment agreements is through December 31, 2008 and the term of the consulting agreement is through December 31, 2011. The Compensation Committee approved an increase in Richard Blum’s base salary from $300,000 to $330,000 and David Blum’s base salary from $225,000 to $248,000, as of July 1, 2007. Under the Consulting Agreement, Green Diamond receives a monthly fee of $30,000, which will be reviewed annually by the Company for possible increase. The Compensation Committee also approved a base salary increase for Mr. Blazer as of July 1, 2007 from $200,000 to $240,000.

Under the employment agreements, each of Richard Blum and David Blum are subject to non-competition and non-solicitation provisions during their employment and for two years following the termination of their employment and to certain confidentiality covenants for an unspecified amount of time. These agreements are further described in the section entitled “Executive Compensation—Potential Payments Upon Termination, Retirement or Change of Control”.

Grants Of Plan-Based Awards for Fiscal 2007

The following table sets forth information regarding plan based awards, including grants under the 2007 Equity Plan, made to a named executive officer during the fiscal year ended December 31, 2007 under any plan. The unvested stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year 2007 Year-End Table on the following page.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards[2] ($)
		Threshold (#)	Target (#)	Maximum (#)
Phillip DeZwirek	7/2/07	—	—	—	100,000		$1,156,000

Dennis W. Blazer	6/5/07 6/5/07	3,333	8,333	8,333	1,000	$ $	105,746 12,690

Richard J. Blum	6/5/07	5,000	12,500	12,500	—		$158,625

David D. Blum	6/5/07	3,750	9,375	9,375	—		$118,969

[1]

Awards shown are stock awards and consist of those shares granted under the 2007 Equity Plan subject to achievement of performance goals. These goals were achieved in fiscal 2007 and accordingly, 60% vested on March 31, 2008 and the remaining shares are scheduled to vest in two equal installments beginning March 31, 2009. For a detailed discussion of the grant of restricted performance stock grants see “Compensation Discussion and Analysis-2007 Executive Compensation Components- Restricted Stock Performance Bonus.”

[2]

Calculated in accordance with FAS 123R, excluding the effect of estimated forfeitures. Refer to Note 11 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of our equity awards.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table sets forth information regarding outstanding equity awards for each named executive officer as of the end of fiscal year 2007. The stock awards identified as equity incentive plan awards in the table below are also reported in the Grants of Plan-Based Awards for Fiscal 2007 Table on the previous page.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[1]
Phillip DeZwirek	—	—			—	—	100,000	$1,098,000	—	—

Dennis W. Blazer	12,500	12,500 10,000	[3] [4]	$ $	3.35 7.30	12/13/2014 6/21/2016	—	—	8,333	$91,496

Richard J. Blum	25,000 224,000	—		$ $	2.01 2.9375	10/5/2011 12/7/2009	—	—	12,500	$137,250

David D. Blum	168,000	—			$2.9375	12/7/2009	—	—	9,375	$102,938

[1]

The market value of stock awards was determined by multiplying the number of unvested or unearned shares by the closing price of the Company’s common stock of $10.98 on December 31, 2007, the last trading day of fiscal 2007, as reported on the Nasdaq Global Market.

[2]

All stock awards identified in this column were subject to the achievement of specific performance goals. These goals were achieved in fiscal 2007, and accordingly, 60% of the awards vested on March 31, 2008 and the remaining 40% are scheduled to vest in two equal, annual installments beginning March 31, 2009.

[3]	Options become exercisable on December 13, 2008.
[4]	Options vest in equal installments of 5,000 shares on June 21, 2008 and June 21, 2009.

Option Exercises and Stock Vested for Fiscal 2007

The following table sets forth certain information with respect to exercised stock options and stock awards vested for the named executive officers during the fiscal year ended December 31, 2007.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Phillip DeZwirek	500,000 500,000 250,000	$ $ $	4,718,750 4,250,000 2,187,500	—	—

Dennis W. Blazer	12,500 5,000	$ $	96,750 27,150	1,000	$12,690

Richard J. Blum	224,000		$1,918,000	—	—

David D. Blum	167,000		$1,429,938	—	—

[1]

The value realized equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised on such date.

[2]	The value realized equals the fair market value of the Company’s common stock on the vesting date, multiplied by the number of shares that vested on such date.

Potential Payments Upon Termination, Retirement or Change of Control

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. The Company has no formal policy regarding severance payments or retirement payments. Upon death or disability of a named executive officer, the named executive officer will receive benefits under the disability or life insurance policies maintained for such officer, as appropriate.

We have entered into employment agreements with Mr. Richard Blum and Mr. David Bum that require us to make payments and provide various benefits to each executive in the event of such executive’s termination with the Company. We have also entered into a Consulting Agreement with Green Diamond, which is deemed to be controlled by Phillip DeZwirek and Jason DeZwirek, both of whom are executive officers. The compensation paid to Green Diamond under the Consulting Agreement is attributed to Phillip DeZwirek.

Under each of the employment agreements with Richard Blum and David Blum, upon a termination due to a breach by the Company or by the Company without cause, each of them will be entitled to an amount equal to their base salary for twelve months following termination. If a termination for other than cause or a termination due to breach by the Company had occurred as of December 31, 2007, Richard Blum would have been entitled to $330,000 in base salary payments over a twelve month period and David Blum would have been entitled to $248,000 in base salary over a twelve month period. “Cause” under the employment agreements includes material breach of the terms of the employment agreement by the employee if not cured within thirty days, breach of the employee’s confidentiality, non-competition or non-solicitation covenants, conviction of a felony or certain misdemeanors, illegal business practices in connection with the Company or its businesses, excessive absence for reasons other than vacation, disability or sickness, and the failure of the employee to obey directions of the Board of Directors. A breach by the Company under the employment agreements includes a continuing material breach by the Company of the terms of the employment agreement, relocation of employee’s work place more than 35 miles from its current location, demotion of the employee, and a material reduction in base salary.

Under its consulting agreement, Green Diamond may terminate its engagement in the event of a change of control and the Company may terminate the Consulting Agreement in the event of cause. Either party may terminate the consulting agreement in the event of certain events relating to bankruptcy or insolvency. In the event that the consulting agreement is terminated for any reason other than cause, Green Diamond is entitled to a severance fee in the amount of the remaining aggregate monthly fees that Green Diamond would have received had the consulting agreement not been terminated, provided that the amount will not exceed an amount equal to one dollar less than 300% of Green Diamond’s base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

Cause under the consulting agreement includes willful and material breach by Green Diamond of the consulting agreement if not cured within fifteen business days, any act by Green Diamond of material fraud or dishonesty with respect to any aspect of the business of the Company, or misappropriation of Company funds. Change of Control under the consulting agreement includes the acquisition of beneficial ownership by a third party of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company. It also includes if individuals who, as of the effective date of the consulting agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual who becomes a director by a vote of at least a majority of the directors then compromising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board.

If the consulting agreement had been terminated as of December 31, 2007 other than due to cause, Green Diamond would have been entitled to receive approximately $1,020,000 as a severance payment.

Director Compensation

The following table provides information on 2007 compensation for non-employee directors who served during 2007. The table does not include expenses for attending meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)		Option Awards[2] ($)		Total ($)
Arthur Cape	$22,000	$11,560	[3]	$32,517	[4]	$66,077
Thomas J. Flaherty	$28,500	$11,560	[3]	$22,929	[4]	$62,989
Ronald Krieg	$32,000	$11,560	[3]	$33,767	[4]	$77,327
Donald Wright	$23,000	$11,560	[3]	$36,525	[4]	$71,085

[1]

Represents the compensation costs of stock awards for financial reporting purposes for the year under FAS 123R, rather than the amount paid to or realized by the director. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of our stock awards.

[2]

Represents the compensation costs of stock options for financial reporting purposes for the year under FAS 123R, rather than the amount paid to or realized by the director. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the years ended December 31, 2006 and December 31, 2007 for the relevant assumptions used to determine the valuation of our option awards.

[3]

Consists of the compensation costs recognized by the Company in fiscal 2007 for a grant of 2,000 shares of restricted stock made on July 2, 2007 to each named director. Each grant of restricted stock had a fair value of $23,120 as of the grant date. Each named director had only this grant of restricted stock outstanding as of the end of fiscal 2007.

[4]

Consists of the compensation costs recognized by the Company in fiscal 2007 for options issued prior to 2007 under the Company’s 1997 Stock Incentive Plan. The directors had options to purchase the following shares of common stock outstanding at the end of fiscal 2007: Mr. Wright: 30,000 shares, of which 15,000 were vested; Mr. Flaherty: 50,105 shares, of which 40,105 were vested; Mr. Krieg: 40,000 shares, of which 15,000 were vested; and Mr. Cape: 20,000 shares, of which 5,000 were vested.

Directors who are officers of CECO do not receive any additional compensation for their services as directors. During 2007, the independent directors received an annual retainer, which is paid quarterly, and Board of Directors and committee meeting fees, as set forth in the table above. On July 2, 2007, the Compensation Committee approved annual retainer amounts of $30,000 for Director Krieg and $24,000 for Directors Cape, Flaherty and Wright. Prior to such date, Director Flaherty received $25,000, Director Krieg received $20,000 and Directors Wright and Cape received $10,000, respectively, as annual retainers. The Compensation Committee determined that the revised retainer amounts provide parity among the directors, with Director Krieg receiving a higher amount in recognition of his serving as the Chairman of the Audit Committee.

On July 2, 2007, the Compensation Committee also determined to issue restricted stock grants to independent directors in lieu of future per meeting fees and issuance of options. Prior to July 2, 2007, we paid such directors $1,000 per meeting attended and in 2006 we issued options to purchase 15,000 shares. The Compensation Committee determined that issuing restricted stock in lieu of cash meeting payments and stock options would simplify the directors’ compensation while promoting the ownership of stock of the Company. We therefore granted 2,000 shares of restricted stock to each of the non-employee directors on July 2, 2007, all of which vest on July 2, 2008. We also reimburse or pay the Board members their reasonable travel and out-of-pocket expenses to attend meetings.

Compensation Committee Interlocks and Insider Participation

Directors Flaherty and Wright serve on the Compensation Committee, and neither of them is a past or present employee or officer of the Company or any of its subsidiaries. No member of the Compensation Committee has or had any relationship with us requiring disclosure pursuant to Item 404 of Regulation S-K under the Exchange Act. Phillip DeZwirek and Jason DeZwirek, each executive officers and directors of the Company, serve as directors and executive officers of API Nanotronics Corp. (“API”), a public company trading under the symbol APIO, and Donald Wright also serves as a director of API and on its Compensation Committee. Prior to June 20, 2007, API did not have a compensation committee, therefore, all of Phillip DeZwirek, Jason DeZwirek and Donald Wright were deemed to serve the equivalent functions of a compensation committee for API prior to such date. See “Certain Transactions” for information on related transactions between the Company and Phillip DeZwirek and Jason DeZwirek.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee

Thomas J. Flaherty, Chairman

Donald A. Wright

PROPOSAL II

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board of Directors has appointed Battelle & Battelle LLP (“Battelle”) to serve as the independent registered public accounting firm of CECO for its fiscal year ending December 31, 2008. Battelle was engaged to act as CECO’s independent registered public accounting firm on November 9, 2005. The Audit Committee pre-approves any engagement of Battelle and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. Representatives of Battelle are not expected to be present at the Annual Meeting. If the stockholders fail to ratify the appointment of Battelle, the Audit Committee would reconsider the recommendation.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for services provided by Battelle & Battelle LLP for the fiscal years ended December 31, 2006 and December 31, 2007.

	Fiscal Year 2006	Fiscal Year 2007
Audit Fees	$180,432	$426,652
Audit-Related Fees	$6,000	$71,815
Tax Fees	$45,000	$80,500
All Other Fees	—	—
Total	$231,432	$578,967

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining Battelle’s independence.

Audit Fees. These are fees for professional services for the audits of our annual consolidated financial statements and internal controls, the review of financial statements included in Quarterly Reports on Form 10-Q, and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include services rendered in connection with the Offering and with an SEC comment letter.

Tax Fees. These are fees for professional services rendered by Battelle with respect to tax compliance, tax advice and tax planning. These services include tax return preparation and consulting on tax planning matters.

All Other Fees. These are fees for other services rendered by Battelle that do not meet the above category descriptions.

Audit Committee Pre-Approval Policy. The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by Battelle prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Committee at the next scheduled meeting. None of the fees paid to Battelle under the categories Audit-Related, Tax and All Other were approved by the Audit Committee after the services were rendered pursuant to the deminimis exception established by the SEC.

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting with a quorum present is required to approve this proposal.

The Board of Directors recommends a vote “for” the ratification of the appointment of Battelle & Battelle LLP as independent registered public accounting firm of CECO for fiscal year 2008.

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

A copy of CECO’s annual report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, without exhibits, will be sent to any stockholder without charge upon written request addressed to CECO Environmental Corp., to the attention of the Secretary, 3120 Forrer Street, Cincinnati, Ohio 45209.

Stockholder Proposals for 2009 Annual Meeting

Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received by the Secretary of the Company at 3120 Forrer Street, Cincinnati, Ohio 45209, no later than the close of business on December 17, 2008. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included. Any shareholder proposal not intended to be included in the proxy statement for consideration at our 2009 annual meeting will be considered untimely unless received by the Secretary of the Company no later than March 2, 2009.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to solicitation of the proxies by use of the mails, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

By Order of the Board of Directors

/s/ Phillip DeZwirek
Phillip DeZwirek
Chairman of the Board of Directors and Chief Executive Officer

April 16, 2008

EXHIBIT A

DIRECTOR NOMINATION POLICY

OF THE BOARD OF DIRECTORS OF

CECO ENVIRONMENTAL CORP.

The Board of Directors (the “Board”) of CECO Environmental Corp. (the “Company”) has adopted this Director Nomination Policy (the “Nomination Policy”) to be utilized by the Company’s independent directors (the “Independent Directors”). The Board is committed to sound policies of corporate governance. As such, the purpose of the Nomination Policy is to describe the process by which the Independent Directors will select candidates for possible inclusion in the Company’s recommended slate of director nominees.

A.	GENERAL QUALIFICATIONS

When evaluating a person for nomination for election to the Board, the qualifications and skills considered by the Independent Directors, will include, but are not limited to:

•

whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, including applicable Nasdaq rules, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company;

•	whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director;

•	the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Board may consider relevant; and

•	the character and integrity of the person.

B.	SOURCES OF INQUIRY

The Independent Directors may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors, and executive search firms. The Independent Directors will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

In making recommendations for director nominees for the annual meeting of stockholders, the Independent Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than one hundred and twenty (120) days before the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, provided, that if the Company did not hold an annual meeting the previous year, or if the date of the next annual meeting has been changed by more than thirty (30) days from the date of the previous year’s meeting, then the deadline will be a date that is a reasonable time before the Company begins to print and mail its proxy materials, but in no event less than ninety (90) days prior to such mailing. Recommendations must include the candidate’s name, contact information and a statement of the candidate’s background and qualifications, and must be mailed to the following address:

CECO Environmental Corp

3120 Forrer Street

Cincinnati, OH 45209

Attention: Secretary

A-1

This Nomination Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s nomination process. The Board of Directors and the Independent Directors anticipate that modifications may be necessary or appropriate from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.

September 2004

A-2

EXHIBIT B

CECO ENVIRONMENTAL CORP.

AUDIT COMMITTEE CHARTER

PURPOSE:

The primary purpose of the audit committee of the Board of Directors (the “Audit Committee”) of CECO Environmental Corp. (the “Company”) is to assist the Board of Directors (the Board”) in fulfilling its responsibility to oversee the integrity of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements, by overseeing and reviewing (i) the financial reports and other financial information, such as earnings press releases, provided by the Company to any governmental or regulatory body, the public or other users thereof, (ii) the Company’s system of internal accounting and financial controls, (iii) the engagement of the Company’s independent auditor, and (iv) the annual independent audit of the Company’s financial statements.

MEMBERS:

The Audit Committee shall consist of a minimum of three members appointed by the Board, all of whom shall be independent directors as defined in the rules of the NASDAQ Stock Market (“NASDAQ”) and the Securities Exchange Act of 1934 (the “Exchange Act”), subject to any exemptions to such requirement, and each of whom satisfies the financial literacy and experience requirements of the NASDAQ and the Exchange Act. One member of the Audit Committee shall qualify as a financial expert as such term is defined in the Exchange Act and the NASDAQ’s rules.

MEETINGS:

The Audit Committee shall meet at least four times a year on a quarterly basis and shall meet at such other times and at such places as the Audit Committee shall determine. The Audit Committee shall require members of management, the internal audit department (if any), the independent auditor and others to attend meetings and to provide relevant information, as the Audit Committee deems necessary and appropriate. The Audit Committee shall provide regular reports to the Board.

RESPONSIBILITIES, PROCESSES AND AUTHORITY:

1. Review and access the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In connection therewith, the Audit Committee shall make recommendations to the Board regarding the appointment or termination of the independent auditor for the Company. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor and nominate an independent auditor for shareholder approval. The Audit Committee shall consult with the Board and management with respect to such decisions.

3. Receive from the independent auditor not less than annually, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1; discussing with the outside auditor any such disclosed relationships and their impact on the outside auditor’s objectivity and independence; and recommending that the Board take appropriate action to oversee the independence of the independent auditor.

4. Review the adequacy of the Company’s systems of internal controls and obtain from the independent auditor and management their recommendations regarding internal controls and other matters relating to the Company’s accounting procedures and the books and records of the Company and its subsidiaries and review the correction of those internal controls deemed to be deficient.

5. Discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure(s), including off-balance sheet structures, and steps taken by management to monitor and mitigate such exposure.

6. Review with management and the independent auditor the Company’s quarterly financial statement prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements and a discussion of the matters required to be discussed by SAS No. 61.

7. Review with management and the independent auditor the audited financial statement to be included in the Company’s Annual Report on Form 10-K, including a discussion of the matters required to be discussed by SAS No. 61.

8. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s annual financial statements, including a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

9. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management as well as the affect of any new regulatory requirements on such practices.

10. Review the experience and qualifications of the Company’s senior finance executive(s) and the members of the Company’s internal audit department (if any).

11. Approve the fees to be paid to the independent auditor for the financial audit and approve the terms of the auditor’s engagement.

12. Approve the retention of the independent auditor for any non-audit services to be provided to the Company and enforce guidelines consistent with the Exchange Act regulations on the provision of non-audit services. Approve the fees to be paid for such services.

13. The Audit Committee shall be directly responsible for oversight of the work of the Company’s independent auditor engaged to prepare an audit report or related work. In the performance of such duties the Audit Committee shall resolve or attempt to resolve disagreements between management and the independent auditor regarding financial reporting. The Audit Committee shall review the performance of the independent auditor with the Board.

14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to such letter(s). Such review should include:

(a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

(b) Any changes required in the planned scope of the internal audit.

(c) The internal audit department responsibilities, budget and staffing (if any).

15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

16. Review with the Company’s legal counsel or officer handing legal affairs, any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17. Review the Company’s and its senior executives’ compliance with the Company’s Code of Ethical Conduct, including matters involving conflicts of interest or other issues involving the integrity of management.

18. Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit for the Company’s independent auditor has not performed audit services for the Company for each of the five previous fiscal years.

19. Review the hiring by the Company of any former employee(s) of the Company independent auditor.

20. Establish, maintain and enforce procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

21. Review, and to the extent required, approve all related party transactions.

22. Review and approve (i) any change or waiver in the Company’s Code of Ethical Conduct for senior financial officers, or directors and other executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

23. To the extent it deems necessary, to engage independent counsel and other advisors to carry out its duties and responsibilities.

24. Determine and require the Company to provide adequate funding for the payment of compensation to the Company’s independent auditor for the purpose of rendering or issuing an audit report and to any advisers engaged by the Audit Committee and ordinary administrative expenses of the Audit Committee incurred in the course of performing its duties.

25. Report to the Board on the performance of the foregoing responsibilities.

The Audit Committee has the responsibilities and powers set forth in this Charter, however, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, who prepares the financial statements, and the independent auditor, who audits the financial statements.

CECO ENVIRONMENTAL CORP.

3120 Forrer Street

Cincinnati, Ohio 45209

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Phillip DeZwirek as Proxy, with the power to appoint his substitute, and hereby authorizes him, to represent and vote, as designated on the reverse, all shares of Common Stock of CECO Environmental Corp. (the “Company”) held of record by the undersigned on April 8, 2008 at the Annual Meeting of Stockholders to be held at Crowne Plaza Hotel, 5901 Pfeiffer Road, Cincinnati, Ohio 45242, on May 21, 2008, at 10:30 a.m. or at any adjournment thereof.

(Continued and To Be Signed on the Reverse Side.)

ANNUAL MEETING OF STOCKHOLDERS OF

CECO ENVIRONMENTAL CORP.

May 21, 2008

Please date, sign and mail

your proxy card in the envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL NO. II.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

(1) ELECTION OF DIRECTORS		(2) PROPOSAL NO. II
	Nominees:	Battelle & Battelle LLP as the Independent Registered Public Accounting Firm	For	Against	Abstain
☐ FOR ALL NOMINEES	O Richard J. Blum		☐	☐	☐
O Arthur Cape
O Jason DeZwirek
☐ WITHHOLD AUTHORITY	O Phillip DeZwirek
FOR ALL NOMINEES	O Thomas J. Flaherty
O Ronald E. Krieg
☐ FOR ALL EXCEPT	O Donald A. Wright
(see instructions below)
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder:                                      Date:              Signature of Shareholder                                          Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.